UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2009

Nava Resources Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-150582
(Commission File Number)

20-8530914
(IRS Employer Identification No.)

104 - 2636 Montrose Ave, Abbotsford, British Columbia V2S 3T6
(Address of principal executive offices and Zip Code)

(778) 218-9638
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Letter of Intent

On April 15, 2009 we entered into a Letter of Intent with Fremont Exploration Inc.  Fremont Exploration Inc. and Nava Resources Inc. (collectively the Parties or individually a Party) entered into this Letter of Intent (“LOI”) which sets forth the intent of the Parties to enter into a Strategic Alliance covering oil and gas operations in Runnels County, Texas. The Strategic Alliance will be governed by a definitive Participation Agreement (the “PA” or the “Agreement”) to be executed by the Parties on or before May 15, 2009, subject to Nava Resources Inc. successful completion of its financing for the Runnels County Project. The Closing Date may be adjusted by mutual agreement of the Parties.

Please review the LOI, attached hereto as Exhibit 10.1, for a complete description of all the terms and conditions of the LOI.

Item 9.01	Finanical Statements and Exhibits

(d)	Exhibits
Exhibit No.	Description of Exhibit

10.1	Letter of Intent dated April 15, 2009 between our company and Fremont Exploration Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nava Resources Inc.

/s/ Jag Sandhu
Jag Sandhu
President, Chief Executive Officer, and Director
Date: April 15, 2009